AMENDMENT NO. 1 TO

FUND SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO FUND SERVICES AGREEMENT (this “Amendment”) effective as of January 1, 2018, by and among Forethought Variable Insurance Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Gemini Fund Services, LLC, a Nebraska limited liability company (“Gemini”).

WHEREAS, the parties entered into that certain Fund Services Agreement dated September 10, 2013 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.                                      Amendments.

(a)                                 Appendix IV to the Agreement hereby is deleted in its entirety and replaced with the Appendix IV attached hereto.

2.                                      Miscellaneous.

(a)                                 Except as amended hereby, the Agreement shall remain in full force and effect.

(b)                                 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

FORETHOUGHT VARIABLE INSURANCE TRUST		GEMINI FUND SERVICES, LLC

By:	/s/ Robert Arena	By:	/s/ Kevin Wolf
	Robert Arena		Kevin Wolf
	President		President

APPENDIX IV

LIST OF FUNDS

SERVICES & FEES

This Appendix IV is part of the Fund Services Agreement (the “Agreement”) between Forethought Variable Insurance Trust and Gemini Fund Services, LLC (“GFS”).  Set forth below are the Services elected by the Fund(s) identified on this Appendix IV along with the associated Fees.

COVERED FUNDS

The Funds to be covered under this Agreement include:

Fund Name	Board Approval Date
Global Atlantic American Funds® Managed Risk Portfolio	September 10, 2013
Global Atlantic Balanced Managed Risk Portfolio	September 10, 2013
Global Atlantic BlackRock Global Allocation Managed Risk Portfolio	September 10, 2013
Global Atlantic Select Advisor Managed Risk Portfolio	September 10, 2013
Global Atlantic Wellington Research Managed Risk Portfolio	September 10, 2013
Global Atlantic Franklin Dividend and Income Managed Risk Portfolio	February 11, 2014
Global Atlantic Growth Managed Risk Portfolio	March 12, 2014
Global Atlantic Moderate Growth Managed Risk Portfolio	March 12, 2014
Global Atlantic Goldman Sachs Dynamic Trends Allocation Portfolio	February 6, 2015
Global Atlantic PIMCO Tactical Allocation Portfolio	February 6, 2015
Global Atlantic BlackRock Allocation Portfolio	November 3, 2015
Global Atlantic BlackRock Disciplined Core Portfolio	November 3, 2015
Global Atlantic BlackRock Disciplined Growth Portfolio	November 3, 2015
Global Atlantic BlackRock Disciplined International Core Portfolio	November 3, 2015
Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio	November 3, 2015
Global Atlantic BlackRock Disciplined Small Cap Portfolio	November 3, 2015
Global Atlantic BlackRock Disciplined U.S. Core Portfolio	November 3, 2015
Global Atlantic BlackRock Disciplined Value Portfolio	November 3, 2015
Global Atlantic BlackRock High Yield Portfolio	November 3, 2015
Global Atlantic Goldman Sachs Core Fixed Income Portfolio	November 3, 2015
Global Atlantic Goldman Sachs Global Equity Insights Portfolio	November 3, 2015
Global Atlantic Goldman Sachs Large Cap Growth Insights Portfolio	November 3, 2015
Global Atlantic Goldman Sachs Mid Cap Value Insights Portfolio	November 3, 2015
Global Atlantic Wilshire Dynamic Conservative Allocation Portfolio	February 9, 2016
Global Atlantic Wilshire Dynamic Moderate Allocation Portfolio	February 9, 2016
Global Atlantic Wilshire Dynamic Growth Allocation Portfolio	February 9, 2016
Global Atlantic Wilshire Dynamic Global Allocation Portfolio	February 9, 2016
Global Atlantic Motif Aging of America Portfolio	April 4, 2016
Global Atlantic Motif Real Estate Trends Portfolio	April 4, 2016
Global Atlantic Motif Technological Innovations Portfolio	April 4, 2016

Funds with the same investment adviser are collectively referred to as a “Fund Family”.

SELECTED SERVICES and FEES

Effective January 1, 2018, the Fund Family shall pay to GFS an annual fee of:

12 basis points (0.12%) on the first $500 million of net assets;

7¾ basis points (0.0775%) on net assets between $500 million and $2 billion;

4½ basis points (0.045%) on net assets between $2 billion and $4 billion; and

3 basis points (0.03%) on net assets over $4 billion.

For purposes of determining the above annual fee, which will be calculated and applied monthly, net assets shall mean average net assets of the Fund Family for the previous month.  In addition, if after April 1, 2018 the Fund Family includes one or more Funds with less than $5 million in assets (“Low Asset Funds”), then the annual fee paid by the Fund Family to GFS shall be based on the schedule above plus an incremental fee equal to the number of Low Asset Funds multiplied by $60,000.  The incremental fee shall be calculated and applied monthly at a rate of $5,000 per month per Low Asset Fund, and shall apply in any month in which the Fund Family includes one or more Low Asset Funds, beginning with April 2018.

Notwithstanding the foregoing, the annual fee paid by the Fund Family will be subject to an annual minimum, of $60,000.00 multiplied by the number of funds in the Fund Family.  For purposes of illustration, if, at the time the annual fee is calculated, the Fund Family includes 23 Funds, the minimum annual fee applicable to the Fund Family would be 23 x $60,000.00 = $1,380,000.00; and if, at the time the annual fee is calculated, the Fund Family includes 30 Funds, the minimum annual fee applicable to the Fund Family would be 30 x $60,000.00 = $1,800,000.00.

In consideration of its receipt of the annual fee, GFS shall be obligated to pay all operational expenses of the Trust/Funds with the exception of the following:  Trust/Fund/trustees legal counsel fees, trustees fees, expenses related to travel to or attendance at Trust/Fund board meetings (other than those expenses incurred by GFS employees), and Forms N-PORT and N-CEN fees and the cost of retrieving data necessary for filing of Forms N-PORT or N-CEN.  For the avoidance of doubt, GFS shall be obligated to pay typesetting and printing costs related to the operation of the Trust/Funds.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Appendix IV to the Agreement as of January 1, 2018.

FORETHOUGHT VARIABLE INSURANCE TRUST		GEMINI FUND SERVICES, LLC

By:	/s/ Robert Arena	By:	/s/ Kevin Wolf

	Robert Arena		Kevin Wolf
	President		President

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement and further acknowledges and agrees that:

(1) GFS expends substantial time and money, on an ongoing basis, to recruit and train its employees; and (2) GFS’s business is highly competitive and is marketed throughout the United States.  Accordingly, the Adviser agrees that it shall not solicit, attempt to induce or otherwise hire an employee of GFS with whom the Adviser has had contact in connection with the Services performed hereunder, for so long as this Agreement is in effect, unless expressly agreed upon in writing by both parties.  This prohibition, however, shall not apply in respect to any such employee:

(i)

who responds to general advertisements or solicitations or recruitment searches not specifically targeted by the Adviser or any of its affiliates at any of GFS’s employees or who is referred by search firms or employment agencies or similar entities so long as such entities have not been instructed by the Adviser or any of its affiliates or representatives to solicit such employees;

(ii)	who approaches the Adviser of his or her own initiative, without any direct or indirect solicitation by that party; or
(iii)	who has been given notice of termination by GFS prior to commencement of employment discussions between the Adviser and such specific employees.

For purposes of this provision, “hire” means to employ as an employee or to engage as an independent contractor, whether on a full-time, part-time or temporary basis.

Global Atlantic Investment Advisors, LLC.
10 West Market Street, Suite 2300
Indianapolis, IN 46204

By:	/s/ Eric Todd
Name: Eric Todd
Title: President

SHAREHOLDER DESKTOP WEB PACKAGE

Proprietary Secure Web-Based Direct Interface With Transfer Agent Data

Supports Five Levels of Access

•                  Fund Administrator

•                  Broker/Dealer

•                  Broker/Dealer Branch

•                  Registered Representative

•                  Shareholder

Customizable Look And Feel (Logo And Color Scheme)

Account Inquiry

•                  Portfolio Summary

•                  Account Position

•                  Transaction History

•                  General Account Information

Online Transactions (Must have this reflected in the prospectus to offer this functionality)

•                  Exchanges

•                  Purchases

•                  Redemptions

•                  Prospectus and SAI Access

Account Maintenance

•                  Change of Shareholder Information

•                  Address

•                  Phone Number

•                  Email Address

Online Statement Access

•                  Quarterly Statements and Confirms

•                  Electronic Delivery (Should have this reflected in the prospectus and application to offer this functionality)

•                  Statements

•                  Confirms

•                  Regulatory Mailings

SHAREHOLDER DESKTOP ONLINE NEW ACCOUNTS

•                  Allows clients the ability to set up a new account online if they provide valid ACH information and agree to all disclaimers and agreements on site.

•                  E-Signature capability

FUND DATA WEB PACKAGE

Performance Web Page

•                  Comprehensive performance report hosted by GFS

•                  Fund performance updated nightly

•                  Up to 20 indexes available

•                  Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

•                  Growth of $10,000 graph available

Holdings web page

•                  Fund holding updated periodically to meet fund disclosure rules hosted by GFS

•                  Fund holding updated periodically to meet fund disclosure rules

•                  Top ten report available

•                  Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Historical NAV web page

•                  Provides historical NAV information for a specified period of time and for a specified fund

•                  Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Fulfillment web page

•                  Provides an online request form for shareholders who wish to request a hard copy of the fulfillment material mailed to them

•                  Request is automatically routed online to the Shareholder Services Team at GFS for processing

•                  Reporting of Fulfillment requests made online or via phone available via GFS Reporting Services Tool.

GFS reporting utilizes the next generation secure web-based report delivery vehicle which allows for direct request or subscription based delivery reports available in multiple formats (PDF, Excel, XML, CSV)